UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 5, 2008

ARDMORE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23806	87-0046720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XingGuang Road No. 9 Zhong Bei Industrial Park, XiQing, District TianJin, China 300384
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:		86 22 2798 4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 1.02 Termination of a Material Definitive Agreement

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 3.02 Unregistered Sales of Equity Securities

The information called for by this item is incorporated by reference from the information set forth in item 8.01, to the extent required to be set forth herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Our board of directors determined on August 5, 2008 to change our fiscal year from December 31 to October 31. As a result of such change, the next periodic report we will file will be for the three and nine months ended July 31, 2008 and such report will be filed on or about September 15, 2008. No transition report is required to be filed in connection with such change.

Item 8.01 Other Events

On July 25, 2008, we borrowed 15 million RMB (approximately $2.187 million) from Bank of Tianjin. The loan matures on July 24, 2009 and bears interest, payable quarterly, at the rate of 9.711% per annum. The loan is guaranteed by an unrelated third party which will be compensated for issuing the guaranty. In mid July 2008, we also repaid the approximately $1.43 million loan payable to Bank of Tianjin (formerly known as Tianjin City Commercial Bank).

On or about July 31, 2008, we and Allied Merit International Investment, Inc. extended, until December 31, 2008, the maturity date of the $1 million we had previously borrowed from Allied Merit. This loan does not bear interest and is secured by the pledge of 2,000,000 shares owned by Global Rock Stone Industrial, Ltd. Global Rock is our principal stockholder and Li Liu, our principal executive officer, is affiliated with Global Rock. In connection with the extension of the maturity date of such loan, we issued to Allied Merit, Series E Warrants to acquire 250,000 shares of our common stock. The warrants are exercisable until July 15, 2011 at an exercise price of $1.08 per share, subject to adjustment for stock splits, reverse splits, stock dividends and other similar events. The issuance of these warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) and regulation S thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDMORE HOLDING CORPORATION

Date: August 6, 2008	By:	/s/ Li Liu
Li Liu,
Chief Executive Officer and President